As filed with the Securities and Exchange Commission on November 3, 2006

Registration No. 333-138255

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Amedisys, Inc.

(Exact name of registrant as specified in its charter)

Delaware	11-3131700
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11100 Mead Road, Suite 300, Baton Rouge, Louisiana 70816 (225) 292-2031 or (800) 467-2662

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Donald Loverich, Jr.

Principal Financial Officer and Treasurer

Amedisys, Inc.

11100 Mead Road, Suite 300

Baton Rouge, Louisiana 70816

(225) 292-2031 phone

(225) 292-3870 fax

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Gary M. Brown, Esq. Baker, Donelson, Bearman, Caldwell & Berkowitz, PC 211 Commerce Street, Suite 1000 Nashville, Tennessee 37201 (615) 726-5763 phone (615) 744-5763 fax	Mark A. B. Carlson, Esq. Baker, Donelson, Bearman, Caldwell & Berkowitz, PC 165 Madison Avenue Memphis, Tennessee 38103 (901) 577-2274 phone (901) 577-8163 fax	Anna Pinedo, Esq. Morrison & Foerster LLP 1290 Avenue of the Americas New York, New York 10104-0012 (212) 468-8179 phone (212) 468-7900 fax

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Number of Shares to be Registered (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (4)
Common stock, $0.001 par value per share (1)	3,450,000	$43.23	$149,143,500	$15,958

(1)	Includes associated common stock purchase rights (“Rights”) to purchase an unspecified number of shares of common stock with an aggregate market price of twice the exercise price of $15.00, subject to adjustment. Rights initially are attached to, and trade with, the common stock and will not be exercisable until specified events occur. Pursuant to Rule 416 under the Securities Act of 1933, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions
(2)	Includes 450,000 shares of common stock to be issued pursuant to the underwriters’ over-allotment option.
(3)	Estimated in accordance with Rule 457(c) of the Securities Act of 1933, solely to compute the registration fee, based on the average of the high and low sales prices of the Registrant’s common stock on the NASDAQ Global Select Market on October 26, 2006.
(4)	Registration fee previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by Amedisys, Inc. (the “Registrant” or the “Company”). All of such fees and expenses, except for the SEC registration fee, are estimated:

SEC registration fee	$15,958
Transfer agent’s fees and expenses	3,500
Legal fees and expenses	100,000
Printing fees and expenses	125,000
Accounting fees and expenses	60,000
Listing fees	34,500
Miscellaneous fees and expenses	11,042

TOTAL	$350,000

Item 15.	Indemnification of Officers and Directors

The Company’s By-laws provide for indemnification of officers and directors to the fullest extent permitted by the Delaware General Corporation Law. The provisions of Article VI, Section 7 of the Company’s By-laws constitute a contract of indemnification between the Company and its officers and directors. Article VI, Section 7 of the Company’s By-laws permits the Company to purchase and maintain officers’ and directors’ liability insurance in order to insure against the liabilities for which such officers and directors are indemnified pursuant to the same provision. The Company provides officers’ and directors’ liability insurance for its officers and directors.

The Company has entered into indemnification agreements with certain of its directors and executive officers providing contractual indemnification by the Company to the fullest extent permissible under Delaware law.

The Company and the underwriters have agreed to indemnify each other and each other’s controlling persons, as applicable, against certain liabilities under the Securities Act in connection with this registration statement.

Item 16.	Exhibits

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement (filed herewith)

4.1	Credit Agreement with Wachovia Bank, National Association, as Administrative Agent, and General Electric Capital Corporation, as Syndication Agent, dated as of July 11, 2005 (incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2005)

4.2	Amendment No. 1 to Credit Agreement with Wachovia Bank, National Association, as Administrative Agent, and General Electric Capital Corporation, as Syndication Agent, dated as of August 31, 2005 (incorporated by reference to Exhibit 4.6.2 to the Annual Report on Form 10-K for the year ended December 31, 2005)

4.3	Amendment No. 2 to Credit Agreement with Wachovia Bank, National Association, as Administrative Agent, and General Electric Capital Corporation, as Syndication Agent, dated as of February 16, 2006 (incorporated by reference to Exhibit 4.6.3 to the Annual Report on Form 10-K for the year ended December 31, 2005)

4.4	Amendment No. 3 to Credit Agreement with Wachovia Bank, National Association, as Administrative Agent, and General Electric Capital Corporation, as Syndication Agent, dated as of June 1, 2006 (incorporated by reference to Exhibit 4.2 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2006)

4.5	Shareholder Rights Agreement (incorporated by reference to Exhibit 4 to the Current Report on Form 8-K filed June 16, 2000, and as Exhibit 4 to the Registration Statement on Form 8-A12G filed June 16, 2000)

4.6	Amendment dated July 26, 2006 to Shareholder Rights Agreement (incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2006)

4.7	Registration Rights Agreement between Amedisys, Inc. and the person whose name and address appears on the signature page thereto (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form S-3 filed March 11, 1998)

4.8	Forms of Warrants issued by Amedisys, Inc. to Raymond James & Associates, Inc. and Jefferies & Company, Inc. (incorporated by reference to Exhibits 10.1 and 10.2 to the Current Report on Form 8-K filed December 10, 2003)

4.9	Common Stock Specimen (previously filed as an exhibit to the Annual Report on Form 10-KSB for the year ended December 31, 1994)

5.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC as to the legality of the securities being registered (previously filed)

23.1	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (previously filed)

23.2	Consent of KPMG LLP (previously filed)

24.1	Power of Attorney (previously filed)

Item 17.	Undertakings.

(a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on the 3rd day of November, 2006.

AMEDISYS, INC.

/s/ William F. Borne
William F. Borne
Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 3rd day of November, 2006.

Name and Signature		Title

* William F. Borne		Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

* Larry R. Graham		President and Chief Operating Officer

* Donald Loverich, Jr.		Principal Financial Officer and Treasurer (Principal Financial and Accounting Officer)

* Ronald A. LaBorde		Director

* Jake L. Netterville		Director

* David R. Pitts		Director

* Peter F. Ricchiuti		Director

* Donald A. Washburn		Director

*By:	/s/ William F. Borne William F. Borne Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement (filed herewith)

4.1	Credit Agreement with Wachovia Bank, National Association, as Administrative Agent, and General Electric Capital Corporation, as Syndication Agent, dated as of July 11, 2005 (incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2005)

4.2	Amendment No. 1 to Credit Agreement with Wachovia Bank, National Association, as Administrative Agent, and General Electric Capital Corporation, as Syndication Agent, dated as of August 31, 2005 (incorporated by reference to Exhibit 4.6.2 to the Annual Report on Form 10-K for the year ended December 31, 2005)

4.3	Amendment No. 2 to Credit Agreement with Wachovia Bank, National Association, as Administrative Agent, and General Electric Capital Corporation, as Syndication Agent, dated as of February 16, 2006 (incorporated by reference to Exhibit 4.6.3 to the Annual Report on Form 10-K for the year ended December 31, 2005)

4.4	Amendment No. 3 to Credit Agreement with Wachovia Bank, National Association, as Administrative Agent, and General Electric Capital Corporation, as Syndication Agent, dated as of June 1, 2006 (incorporated by reference to Exhibit 4.2 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2006)

4.5	Shareholder Rights Agreement (incorporated by reference to Exhibit 4 to the Current Report on Form 8-K filed June 16, 2000, and as Exhibit 4 to the Registration Statement on Form 8-A12G filed June 16, 2000)

4.6	Amendment dated July 26, 2006 to Shareholder Rights Agreement (incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2006)

4.7	Registration Rights Agreement between Amedisys, Inc. and the person whose name and address appears on the signature page thereto (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form S-3 filed March 11, 1998)

4.8	Forms of Warrants issued by Amedisys, Inc. to Raymond James & Associates, Inc. and Jefferies & Company, Inc. (incorporated by reference to Exhibits 10.1 and 10.2 to the Current Report on Form 8-K filed December 10, 2003)

4.9	Common Stock Specimen (previously filed as an exhibit to the Annual Report on Form 10-KSB for the year ended December 31, 1994)

5.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC as to the legality of the securities being registered (previously filed)

23.1	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (previously filed)

23.2	Consent of KPMG LLP (previously filed)

24.1	Power of Attorney (previously filed)